Exhibit 99.1

PetMeds® Announces Exclusive Partnership with Vetster for Pet Telemedicine
New agreement with the fastest-growing veterinary telehealth and pet-care marketplace provides 24/7 access to over 70,000 veterinarians for PetMeds®’ millions of pet parents.

DELRAY BEACH, FL April 19, 2022— PetMed Express, Inc. (NASDAQ: PETS), Your Trusted Pet Health Expert, today announced an exclusive partnership and investment with Vetster Inc., a leading veterinary telemedicine and pet-care marketplace. The deal unlocks access to virtual, around-the-clock pet healthcare for PetMeds®’ 2 million-plus pet parents as well as integrated fulfillment of pet medications for veterinarians and vet clinics. The move further positions PetMeds as the premier source for pet health online.

Through the agreement — the first of its kind to enable pet telemedicine on a mass scale — PetMeds becomes the exclusive e-commerce provider of pet medications for Vetster, and Vetster becomes the exclusive provider of telehealth and telemedicine services to PetMeds customers. Under the partnership, customers of PetMeds will be able to seamlessly utilize Vetster’s technology to connect with a veterinarian from home or while traveling, and PetMeds will continue to provide fast and accurate delivery of prescriptions and over-the-counter pet medications.

“PetMeds pioneered the online pet medication business over 26 years ago, and this partnership with Vetster is an important step in establishing PetMeds’ expanded strategy as the go-to expert in pet health,” said Matt Hulett, CEO and President of PetMed Express. “Simply put, we love Vetster’s business model, their team, and their technology, and we are excited for PetMeds’ customers to benefit from Vetster’s amazing telehealth and telemedicine services, available at their fingertips 24/7. We are looking forward to a partnership that improves the lives of pets and pet parents for years to come.”

The agreement between the two companies comes as Vetster completes its Series B round of funding, to which PetMeds has committed a minority investment. PetMeds has the opportunity to receive additional shares through the exercise of warrants for an increased equity stake in Vetster, with such warrants being tied to future performance milestones.

“We’re very excited about the partnership and investment from PetMeds, which we believe truly represents a win-win for pet parents and their beloved pets, as well as for veterinarians,” said Mark Bordo, CEO and Co-Founder of Vetster. “Pet parents receive the affordability and convenience of telehealth, pets benefit from world-class health care without the stress of a trip to the vet, and veterinarians tap into incremental revenue streams while providing quality care anywhere and anytime.”

CapM acted as financial advisor to PetMeds in the transaction.

ABOUT PETMEDS

Founded in 1996, PetMed Express is Your Trusted Pet Health Expert and  America’s Most Trusted Pet Pharmacy®, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and through its website at petmeds.com.

ABOUT VETSTER

Vetster is the leading veterinary telehealth platform connecting pet owners with top-rated veterinary professionals. Pet owners use Vetster to speak to veterinary professionals online through video, text, or audio chat. Vetster’s award-winning marketplace and mobile app empower pet owners to speak with a veterinarian from the comfort of home or while traveling, scheduling appointments any time — 24/7. Create a free account today at vetster.com.

FORWARD LOOKING STATEMENT

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, which involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2021. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact Bruce S. Rosenbloom, CFO, PetMed Express, Inc., 561-526-4444, investor@petmeds.com.

For media relations contact Tiffany Reeves, Butin PR, Tiffany@butinpr.com.

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